UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
  Date of Report (Date of earliest event reported): May 15, 2023
INTUITIVE SURGICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1020 Kifer Road
Sunnyvale, California 94086
(Address of Principal Executive Offices) (Zip Code)
   Registrant’s telephone number, including area code: (408) 523-2100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISRG	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 15, 2023, the Board of Directors of Intuitive Surgical, Inc. (the “Company” or “Intuitive”) promoted David J. Rosa to the role of President of the Company, effective May 16, 2023. In connection with Mr. Rosa’s promotion, Gary S. Guthart, Ph.D., will cease to hold the title of President and will continue to serve as the Company’s Chief Executive Officer and as a member of its Board of Directors. Mr. Rosa will continue to report directly to Dr. Guthart.
David J. Rosa, age 55, joined Intuitive in March 1996 and has held leadership positions across the organization in commercial, engineering, clinical development, marketing, and product development. In April 2011, Mr. Rosa was promoted to the position of Senior Vice President, Emerging Procedures & Technology, and transitioned to the position of Senior Vice President, Scientific Affairs. In August 2014, Mr. Rosa was promoted to the position of Executive Vice President and Chief Scientific Officer. In June 2015, Mr. Rosa was appointed as Executive Vice President and Chief Commercial Officer. In January 2019, Mr. Rosa took on additional responsibility as Executive Vice President and Chief Business Officer. In January 2022, Mr. Rosa transitioned to Chief Strategy and Growth Officer. Mr. Rosa also currently serves on the Board of Directors of Kardium Inc. Mr. Rosa graduated magna cum laude with a B.S. in Mechanical Engineering from California Polytechnic University at San Luis Obispo. He also holds a Master of Science in Mechanical Engineering from Stanford University.
In connection with Mr. Rosa’s promotion to President, his annual base salary was increased from $652,468 to $700,000, and his targeted bonus opportunity under the Company’s Corporate Incentive Program for the fiscal year 2023 performance period was increased from 100% to 120% of his base salary. In addition, Mr. Rosa will receive, pursuant to the Company’s Amended and Restated 2010 Incentive Award Plan, grants of (i) an option to purchase shares of the Company’s common stock with a value of $1,500,000 (“Target Stock Option Value”), (ii) restricted stock units (“RSUs”) with a value of $1,500,000 (“Target RSU Value”) and (iii) performance stock units (“PSUs”) with a value of $2,000,000 (“Target PSU Value”), whose metrics are consistent with the 2023 annual grant of PSUs. The number of shares underlying the stock option will be determined by dividing the Target Stock Option Value by one-third of the 60 trading-day average closing price of the Company’s common stock, as reported by Nasdaq, through the last trading day of the month prior to the grant date (the “60 Trading-Day Average”). The number of RSUs and target number of PSUs will be determined by dividing each of the Target RSU Value and Target PSU Value by the 60 Trading-Day Average. The shares subject to the option will vest 25% on the first anniversary of the grant and 1/48 per month thereafter, and the shares subject to the RSUs will vest 25% annually over a four-year period. The shares subject to the PSUs will vest as to 0-125% of the target number of PSUs after a three-year period based on the achievement of certain performance objectives.
There are no transactions in which Mr. Rosa had or will have a direct or indirect material interest that are required to be reported under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.
On May 16, 2023, the Company issued a press release announcing executive leadership changes, which press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description.
99.1	Press release issued by Intuitive Surgical, Inc., dated May 16, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date: May 16, 2023	By:	/S/ JAMIE E. SAMATH
Name: Jamie E. Samath
Title: Senior Vice President and Chief Financial Officer